UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 16, 2009
TLC Vision Corporation
(Exact name of registrant as specified in its charter)

New Brunswick	000-29302	980151150

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100,
Mississauga, Ontario		L4W 5M8

(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (905) 602-2020
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 16, 2009, TLC Vision Corporation (the “Company”) received letters from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 30 consecutive business days, the Company’s common shares have not maintained a minimum value of publicly held shares of $15 million as required by Nasdaq Marketplace Rule 5450(b)(2)(C) or 5450(b)(3)(C) (the “MVPHS Rule”) and the bid price of the Company’s common shares has closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”). The Nasdaq letters also state that, if the Company does not regain compliance with the MVPHS Rule by December 15, 2009 or the Minimum Bid Price Rule by March 15, 2010, Nasdaq staff will provide written notification that the Company’s common shares will be delisted.
On September 22, 2009, the Company issued a press release announcing the receipt of the notice from Nasdaq. A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1 — September 22, 2009 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation
September 23, 2009	By:	/s/ James J. Hyland
		Name:	James J. Hyland
		Title:	VP Investor Relations

Exhibit Index

Exhibit
No.	Description
99.1	September 22, 2009 Press Release